EXHIBIT 11.1

                                   EASCO, INC.
                   CALCULATION OF NET INCOME PER COMMON SHARE
                (NUMBERS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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
                                                         THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                     ----------------------------      ---------------------------
                                                      JUNE 30,         JUNE 30,         JUNE 30,          JUNE 30,
                                                        1998             1997             1998              1997
                                                     -----------      -----------      ----------        ---------
                                                             (UNAUDITED)                       (UNAUDITED)

Weighted average shares of Common Stock
     issued                                             12,476           12,415           12,463           12,415

Less:  Treasury Stock outstanding                        2,005            2,005            2,005            2,005
                                                       -------          -------          -------          -------

Weighted average shares of Common Stock
     issued and outstanding                             10,471           10,410           10,458           10,410

Add:  Weighted average shares of Common
            Stock equivalents (stock options)              342              193              346              181
                                                       -------          -------          -------          -------

Weighted average shares of Common
    Stock and Common Stock equivalents
    outstanding                                         10,813           10,603           10,804           10,591
                                                       =======          =======          =======          =======

Net income                                             $ 2,132          $ 1,493          $ 5,540          $ 1,490
                                                       =======          =======          =======          =======


Basic earnings per share                               $  0.20          $  0.14          $  0.53          $  0.14
                                                       =======          =======          =======          =======
Diluted earnings per share                             $  0.20          $  0.14          $  0.51          $  0.14
                                                       =======          =======          =======          =======
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